EXHIBIT 11

COMPUTATION OF PRIMARY AND FULLY DILUTED NET INCOME PER COMMON SHARE

                                                                      Three Months Ended June 30     Six Months Ended June 30
                                                                     ----------------------------  ----------------------------
(Dollars in Millions, Except Per Share Data)                                 1997           1996            1997          1996
===============================================================================================================================
PRIMARY:
Average shares outstanding .......................................    133,165,814    137,725,350     133,275,817    136,155,737
Net effect of the assumed purchase of stock under the stock option and stock purchase plans--based on the treasury stock method
 using average market price ......................................      2,122,587      2,049,153       2,132,334      2,227,166
                                                                     ----------------------------------------------------------
                                                                      135,288,401    139,774,503     135,408,151    138,382,903
                                                                     ==========================================================
Net income .......................................................   $      178.3   $      254.1    $      350.1   $      430.9
Preferred dividends ..............................................             --           (1.6)             --           (3.3)
                                                                     ----------------------------------------------------------
Net income applicable to common equity ...........................   $      178.3   $      252.5    $      350.1   $      427.6
                                                                     ==========================================================
Net income per common share ......................................   $       1.32   $       1.81    $       2.59   $       3.09
                                                                     ==========================================================
FULLY DILUTED: *
Average shares outstanding .......................................    133,165,814    137,725,350     133,275,817    136,155,737
Net effect of the assumed purchase of stock under the stock option and stock purchase plans--based on the treasury stock method using average market price or period-end market price, whichever
 is higher .......................................................      2,647,406      2,051,711       2,790,550      2,325,038
Assumed conversion of Series 1991A Preferred Stock ...............             --      3,107,268              --      3,275,485
                                                                     ----------------------------------------------------------
                                                                      135,813,220    142,884,329     136,066,367    141,756,260
                                                                     ==========================================================
Net income .......................................................   $      178.3   $      254.1    $      350.1   $      430.9
Preferred dividends, excluding 1991A Preferred Stock .............             --             --              --             --
Net income applicable to common equity ...........................   $      178.3   $      254.1    $      350.1   $      430.9
                                                                     ==========================================================
Net income per common share ......................................   $       1.31   $       1.78    $       2.57   $       3.04
===============================================================================================================================

*This calculation is submitted in accordance with Regulation S-K item 601(b)(11)
 although not required by footnote 2 to paragraph 17 of APB Opinion No. 15 because it results in dilution of less than 3%.